Exhibit 25.1

                                POWER OF ATTORNEY

         The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby severally constitute and appoint Jeffery A. Safford, William R. Luraschi and Peter K. Ingerman and each of them with full power to act alone, our true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which they deem necessary or advisable to enable AES China Generating Co. Ltd., a Bermuda company, to comply with the Securities Exchange Act of 1934, as amended, in connection with Section l3 or l5(d) of the Securities Exchange Act of 1934, as amended, the Form 10K Annual Report and any related registration statements, amendments, post-effective amendments or supplements thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the Company and the names of the undersigned directors and officers in the capacities indicated below.

         This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.

Signature                           Title                     Date

/s/Roger W. Sant           Chairman of the Board and          February 28, 1997
Roger W. Sant              Class B Director

/s/Dennis W. Bakke         Vice Chairman and                  February 27, 1997
Dennis W. Bakke            Class B Director

/s/Robert F. Hemphill      Vice Chairman and                  February 27, 1997
Robert F. Hemphill, Jr.    Class B Director

/s/Thomas Tribone          Class B Director                   February 28, 1997
Thomas Tribone

/s/Thomas I. Unterberg     Class B Director                   February 28, 1997
Thomas I. Unterberg

/s/William Dykes           Class A Director                   February 26, 1997
William Dykes

/s/Xiliang Feng            Class A Director                   February 26, 1997
Xiliang Feng

/s/William H. Taft         Class A Director                   February 28, 1997
William H. Taft, IV

/s/Victor Hao Li           Class A Director                   February 28, 1997
Victor Hao Li

/s/Jeffery A. Safford      Vice President, Chief Financial    February 26, 1997
Jeffery A. Safford         Officer and Secretary